SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2006

SILICON GRAPHICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-10441	94-2789662
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Crittenden Lane Mountain View, CA	94043-1351
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 960-1980

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership.

As previously disclosed, on May 8, 2006, Silicon Graphics, Inc. (the “Company”) and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for reorganization under chapter 11 of title 11, United States Code (the “Bankruptcy Code”), in the United States Bankruptcy Court for the Southern District of New York (the “Court”) (Case Nos. 06-10977 (BRL) through 06-10990 (BRL)). The Debtors continue to operate their business as “debtors-in possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.

On September 19, 2006 (the “Confirmation Date”), the Court entered an order (the “Confirmation Order”) confirming the Debtors’ First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, as Modified (the “Plan”). Following the satisfaction of various conditions, the Company will emerge from bankruptcy on the effective date (the “Effective Date”) of the Plan. Copies of the Plan and the related disclosure statement are filed as Exhibits 2.1 and 2.2 hereto, respectively, and incorporated herein by reference.

The following is a summary of the matters contemplated to occur either pursuant to or in connection with the confirmation and implementation of the Plan. This summary only highlights certain of the substantive provisions of the Plan and is not intended to be a complete description of, or a substitute for a full and complete reading of, the Plan. This summary is qualified in its entirety by reference to the full text of the Plan. Capitalized terms used but not defined in this Form 8-K have the meanings set forth in the Plan.

1. Classification and Treatment of Claims and Equity Interests. The Plan classifies Claims and equity interests in the Debtors separately and provides different treatment for different classes of Claims and equity interests in accordance with the Bankruptcy Code. The following table briefly summarizes the classification and treatment of Claims and equity interests under the Plan:

Class	Type of Claim or Equity Interest	Treatment
—	Administrative Expense Claims	Paid in full, in Cash, on the later of the Effective Date or when such Claim becomes Allowed; Claims incurred in the ordinary course of business will be paid when due in the ordinary course of business.

—	Postpetition Financing Agreement Claims	Paid in full, in Cash, on the Effective Date; outstanding letters of credit will be cancelled and replaced on the Effective Date pursuant to the Exit Facility or 100% Cash collateralized.

Class	Type of Claim or Equity Interest	Treatment
—	Professional Compensation and Reimbursement Claims	Paid in full, in Cash, in accordance with the order allowing any such Claim.

—	Indenture Trustee Fees	Paid in full, in Cash, on the Effective Date, provided, however, that the payment on account of the Cray Indenture Trustee Fees will not exceed $1.2 million.

—	Priority Tax Claims

Either (i) paid in full, in Cash, on the Effective Date or (ii) paid in full, in Cash, over a period not exceeding five years from and after the Commencement Date, in equal semi-annual Cash payments with interest at the applicable rate under non-bankruptcy law.

1	Other Priority Claims	Unimpaired. Paid in full, in Cash, on the later of the Effective Date and the date such Claim becomes and Allowed Other Priority Claim or as soon thereafter as is practicable.

2	Secured Tax Claims

Unimpaired. Either (i) paid in full, in Cash, on the Effective Date or (ii) paid in full, in Cash, over a period not exceeding five years from and after the Commencement Date, in equal semi-annual Cash payments with interest at the applicable rate under non-bankruptcy law.

3	Other Secured Claims

Unimpaired. Either (i) reinstated, (ii) paid in full, in Cash, on the later of the Effective Date and the date such Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable, or (iii) receive the Collateral securing such Other Allowed Secured Claim.

4	Prepetition Credit Agreement Claims	Unimpaired. Paid in full, in Cash, on the Effective Date, or as soon thereafter as is practicable.

Class	Type of Claim or Equity Interest	Treatment
5	Secured Note Claims	Impaired. Paid Ratable Proportion of (i) 2,500,000 shares of New Common Stock, (ii) shares of New Common Stock issuable as a result of and to the extent the holder of such Secured Note Claims exercises its Ratable Proportion of 6,800,000 Subscription Rights, and (iii) 100% of the beneficial interests in the Liquidating Trust on the Effective Date, or as soon thereafter as is practicable.

6	General Unsecured Silicon Graphics Claims	Impaired. Paid Ratable Proportion of $9.0 million in Cash on each Distribution Date or as soon thereafter as practicable.

7	Cray Unsecured Debenture Claims	Impaired. Paid Ratable Proportion of (i) $1.2 million in Cash (less the Cray Indenture Trustee Fees, estimated for purposes of this Disclosure Statement to be $300,000) and (ii) shares of New Common Stock issuable as a result of and to the extent the holder of such Cray Unsecured Debenture Claim exercises its Ratable Proportion of 700,000 Subscription Rights on the Effective Date or as soon thereafter as is practicable.

8	Subordinated Securities Claims	Impaired. No distribution.

9	Old Equity Interests	Impaired. No distribution.

10	General Unsecured SGI Federal Claims	Unimpaired. Paid in full, in Cash, on the later of the Effective Date and the date such Claim becomes an Allowed General Unsecured SGI Federal Claim, or as soon thereafter as practicable.

11	SGI Federal Equity Interests	Unimpaired. Unaltered by the terms of the Plan.

12	General Unsecured SGI World Trade Claims	Unimpaired. Paid in full, in Cash, on the later of the Effective Date and the date such Claim becomes an Allowed General Unsecured SGI World Trade Claim, or as soon thereafter as practicable.

13	SGI World Trade Equity Interests	Unimpaired. Unaltered by the terms of the Plan.

14	General Unsecured Cray Research LLC Claims	Unimpaired. Paid in full, in Cash, on the Effective Date or as soon thereafter as practicable.

15	Cray Research LLC Equity Interests	Unimpaired. Unaltered by the terms of the Plan.

Class	Type of Claim or Equity Interest	Treatment
16	General Unsecured SGI Real Estate Claims	Unimpaired. Paid in full, in Cash, on the Effective Date or as soon thereafter as practicable.

17	SGI Real Estate Equity Interests	Unimpaired. Unaltered by the terms of the Plan.

18	General Unsecured Silicon Studio Claims	Unimpaired. Paid in full, in Cash, on the Effective Date or as soon thereafter as practicable.

19	Silicon Studio Equity Interests	Unimpaired. Unaltered by the terms of the Plan.

20	General Unsecured Cray Research America Latina Claims	Unimpaired. Paid in full, in Cash, on the Effective Date or as soon thereafter as practicable.

21	Cray Research America Latina Equity Interests	Unimpaired. Unaltered by the terms of the Plan.

22	General Unsecured Cray Research Eastern Europe Claims	Unimpaired. Paid in full, in Cash, on the Effective Date or as soon thereafter as practicable.

23	Cray Research Eastern Europe Equity Interests	Unimpaired. Unaltered by the terms of the Plan.

24	General Unsecured Cray Research India Claims	Unimpaired. Paid in full, in Cash, on the Effective Date or as soon thereafter as practicable.

25	Cray Research India Equity Interests	Unimpaired. Unaltered by the terms of the Plan.

26	General Unsecured Cray Research International Claims	Unimpaired. Paid in full, in Cash, on the Effective Date or as soon thereafter as practicable.

27	Cray Research International Equity Interests	Unimpaired. Unaltered by the terms of the Plan.

28	General Unsecured Cray Financial Claims	Unimpaired. Paid in full, in Cash, on the Effective Date or as soon thereafter as practicable.

29	Cray Financial Equity Interests	Unimpaired. Unaltered by the terms of the Plan.

30	General Unsecured Cray Asia/Pacific Claims	Unimpaired. Paid in full, in Cash, on the Effective Date or as soon thereafter as practicable.

31	Cray Asia/Pacific Equity Interests	Unimpaired. Unaltered by the terms of the Plan.

32	General Unsecured Paragraph Claims	Unimpaired. Paid in full, in Cash, on the Effective Date or as soon thereafter as practicable.

Class	Type of Claim or Equity Interest	Treatment
33	Paragraph Equity Interests	Unimpaired. Unaltered by the terms of the Plan.

34	General Unsecured WTI Claims	Unimpaired. Paid in full, in Cash, on the Effective Date or as soon thereafter as practicable.

35	WTI Equity Interests	Unimpaired. Unaltered by the terms of the Plan.

2. Securities to be Issued Under the Plan. Pursuant to the Plan, the Company is authorized without further act or action under applicable law, regulation, order, or rule to issue the following securities: (a) the New Common Stock, (b) the Subscription Rights and (c) securities to be issued under the Management Incentive Plan and New Management Agreements. The rights of holders of New Common Stock will be subject to the New Organizational Documents of the Company and applicable Delaware law.

On the Effective Date, the currently outstanding shares of the Company’s common stock will be cancelled without any distribution to be made to the holders of such shares. As of the Effective Date, the authorized common stock of the Company will consist of 25,000,000 shares of New Common Stock, par value $0.01 per share. Pursuant to the Plan, an aggregate of 10,000,000 shares of New Common Stock shall be issued and distributed to the holders of Allowed Secured Note Claims and Allowed Cray Unsecured Debenture Claims; provided, however, that not more than 700,000 such shares shall be issued and distributed to holders of Allowed Cray Unsecured Debenture Claims.

3. Vesting of Assets. On the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, the Debtors, their properties and interests in property and their operations shall be released from the custody and jurisdiction of the Bankruptcy Court, and all property of the estates of the Debtors shall vest in the Reorganized Debtors free and clear of all Claims, Liens, encumbrances, charges and other interests, except as provided in the Plan. For the avoidance of doubt, such property of the estates does not include the $9.0 million funded to the Disbursing Agent pursuant to Section 4.6 of the Plan. From and after the Effective Date, the Reorganized Debtors may operate their business and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules or the Local Bankruptcy Rules, subject to the terms and conditions of the Plan.

4. Binding Effect. Subject to the occurrence of the Effective Date, on and after the Confirmation Date, the provisions of the Plan shall bind any holder of a Claim against, or Old Equity Interest in, the Debtors and such holder’s respective successors and assigns, whether or not the Claim or interests including any Old Equity Interest of such holder is impaired under the Plan, whether or not such holder has accepted the Plan and whether or not such holder is entitled to a distribution under the Plan.

5. Discharge of Claims and Termination of Equity Interests. Except as provided in the Plan, the rights afforded in and the payments and distributions to be made under the Plan shall terminate all Old Equity Interests and discharge all existing debts and Claims of any kind, nature or description whatsoever against or in the Debtors or any of their assets or properties to the fullest extent permitted by section 1141 of the Bankruptcy Code. Except as provided in the Plan, upon the Effective Date, all existing Claims against the Debtors and Old Equity Interests shall be, and shall be deemed to be, discharged and terminated, and all holders of such Claims and Old Equity Interests shall be precluded and enjoined from asserting against the Reorganized Debtors, their successors or assignees or any of their assets or properties, any other or further Claim or Old Equity Interest based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date, whether or not such holder has filed a proof of Claim or proof of Old Equity Interest and whether or not the facts or legal bases therefore were known or existed prior to the Effective Date.

6. Discharge. Upon the Effective Date, in consideration of the distributions to be made under the Plan and except as otherwise expressly provided in the Plan, each holder (as well as any trustees and agents on behalf of each holder) of a Claim or Old Equity Interest and any Affiliate of such holder shall be deemed to have forever waived, released and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Old Equity Interests, rights and liabilities that arose prior to the Effective Date. Upon the Effective Date, all such persons shall be forever precluded and enjoined, pursuant to section 524 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or terminated Old Equity Interest in the Debtors.

7. Injunction or Stay. Except as otherwise expressly provided herein or in the Confirmation Order, all Persons or entities who have held, hold or may hold Claims against or Old Equity Interests in are permanently enjoined, from and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind on any such Claim or Old Equity Interest against any of the Reorganized Debtors, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against any Reorganized Debtor with respect to such Claim or Old Equity Interest, (c) creating, perfecting or enforcing any encumbrance of any kind against any Reorganized Debtor or against the property or interests in property of any Reorganized Debtor with respect to such Claim or Old Equity Interest, (d) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due to any Reorganized Debtor or against the property or interests in property of any Reorganized Debtor with respect to such Claim or Old Equity Interest and (e) pursuing any claim released pursuant to this Article XII of the Plan.

8. Terms of Injunction or Stay. Unless otherwise provided in the Confirmation Order, all injunctions or stays arising under or entered during the Reorganization Cases under section 105 or 362 of the Bankruptcy Code, or otherwise, that are in existence on the Confirmation Date shall remain in full force and effect until the Effective Date.

9. Exculpation. Notwithstanding anything herein to the contrary, as of the Effective Date, none of the Debtors, the Reorganized Debtors, the lenders party to the Postpetition Financing Agreement, the Backstop Purchasers, the Creditors’ Committee, the Indenture Trustees, Lampe Conway and the Ad Hoc Committee and their respective officers, directors, members, employees, accountants, financial advisors, investment bankers, agents, restructuring advisors and attorneys and representatives (but, in each case, solely in their capacities as such) shall have or incur any liability for any Claim, cause of action or other assertion of liability for any act taken or omitted to be taken in connection with, or arising out of, the Reorganization Cases, the formulation, dissemination, confirmation, consummation or administration of the Plan, property to be distributed under the Plan or any other act or omission in connection with the Reorganization Cases, the Plan, the Disclosure Statement or any contract, instrument, document or other agreement related thereto; provided, however, that the foregoing shall not affect the liability of any person that otherwise would result from any such act or omission to the extent such act or omission is determined by a Final Order to have constituted willful misconduct or gross negligence. Nothing in Section 12.7 of the Plan shall limit the liability of the professionals of the Debtors, the Reorganized Debtors, the lenders party to the Postpetition Financing Agreement, the Backstop Purchasers, the Creditors’ Committee, the Indenture Trustees, Lampe Conway and the Ad Hoc Committee to their respective clients pursuant to DR 6-102 of the Code of Professional Responsibility.

10. Releases. Effective as of the Confirmation Date but subject to the occurrence of the Effective Date, and in consideration of the services of (a) the present and former directors, officers, members, employees, affiliates, agents, financial advisors, restructuring advisors, attorneys and representatives of or to the Debtors who acted in such capacities after the Commencement Date; (b) the lenders party to the Postpetition Financing Agreement; (c) the Backstop Purchasers; (d) the Ad Hoc Committee; (e) each Indenture Trustee; (f) the Creditors’ Committee; (g) Lampe Conway and (h) the holder of the Allowed Secured Note Claims, (x) the Debtors; (y) each holder of a Claim that votes to accept the Plan (or is deemed to accept the Plan) and (z) to the fullest extent permissible under applicable law, as such law may be extended or integrated after the Effective Date, each holder of a Claim that does not vote to accept the Plan, shall release unconditionally and forever each present or former director, officer, member, employee, affiliate, agent, financial advisor, restructuring advisor, attorney and representative (and their respective affiliates) of the Debtors who acted in such capacity after the Commencement Date, the lenders party to the Postpetition Financing Agreement, the Backstop Purchasers, the Ad Hoc Committee, each Indenture Trustee, the Creditors’ Committee, Lampe Conway, each holder of an Allowed Secured Note Claim and each of their respective members, officers, directors, agents, financial advisors, attorneys, employees, equity holders, parent corporations, subsidiaries, partners, affiliates and representatives (but, in each case, solely in their capacities as such) from any and all Claims or causes of action whatsoever in connection with, related to, or arising out of the Reorganization Cases, the pursuit of confirmation of the Plan, the consummation thereof, the administration thereof or the property to be distributed thereunder; provided, however, that the foregoing shall not operate as a waiver of or release from any causes of action arising out of the willful misconduct or gross negligence of any such person or entity.

11. Certain Information Regarding Assets and Liabilities. Information regarding the assets and liabilities of the Company as of the most recent practicable date is hereby incorporated by reference to the Company’s monthly operating report for the period from July 29, 2006 to August 25, 2006 attached as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 8, 2006.

On September 19, 2006, the Company issued a press release announcing that the Court had entered the Confirmation Order. A copy of the press release is incorporated herein by reference and attached hereto as Exhibit 99.1.

Cautionary Statement Regarding Forward-Looking Statements

In addition to historical information, this Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements involve risks and uncertainties that could cause the Company’s actual results to differ materially from the future results expressed or implied by the forward-looking statements. All statements other than statements of historical facts included in this Current Report on Form 8-K, including statements regarding the Company’s future financial position and results, are forward-looking statements. Factors that might cause such a difference in results include, but are not limited to: the effects of our chapter

11 filing; our ability to maintain adequate liquidity; our ability to obtain and maintain normal terms with customers, suppliers and service providers; our ability to continue as a going concern; our ability to operate pursuant to the terms of our credit agreement; our ability to consummate our plan of reorganization; our ability to maintain contracts that are critical to our operation; our ability to conclude our exploration of strategic alternatives; risks associated with the volatility of our stock price; risks associated with the timely development, production and acceptance of new products and services; increased competition; dependence on third party partners and suppliers; the failure to achieve expected product mix and revenue levels; failure to manage costs and generate improved operating results and cash flows; failure to maintain compliance with debt covenants; and failure to maintain adequate cash resources for the operation of the business. Additionally, due to material uncertainties, it is not possible to predict the length of time we will operate under chapter 11 protection, the outcome of the proceeding in general, whether we will continue to operate under our current organizational structure, or the effect of the proceeding on our businesses and the interests of various creditors and security holders.

Because the information herein is based solely on data currently available, it is subject and should not be viewed as providing any assurance regarding the Company’s future performance. Actual results and performance may differ from the Company’s current projections, estimates and expectations and the differences may be material, individually or in the aggregate, to the Company’s business, financial condition, results of operations, liquidity or prospects. Additionally, the Company undertakes no duty to update any statement in light of new information or future events. For further information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” section of the Company’s SEC filings, including, but not limited to, its Form 10-Q for the quarter ended December 30, 2005.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1	Debtors’ First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, as Modified, dated September 15, 2006.

2.2	Disclosure Statement for Debtors’ First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated July 27, 2006.

99.1	Press Release dated September 19, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silicon Graphics, Inc.

Dated: September 19, 2006	By:	/s/ Barry Weinert
Barry Weinert
Vice President and
General Counsel

Exhibit Index

Exhibit No.	Description
2.1	Debtors’ First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, as Modified, dated September 15, 2006.

2.2	Disclosure Statement for Debtors’ First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code dated July 27, 2006.

99.1	Press Release dated September 19, 2006.